OPTION AGREEMENT
by and between
CAPSTONE COMPANIES, INC.
and
INVOLVE LLC

Dated effective as of June 27, 2016

ii

OPTION AGREEMENT
This Option Agreement (this "Agreement"), effective this 27 day of June, 2016 (the "Effective Date"), is by and between Involve, LLC, a Florida limited liability company ("Seller"), and Capstone Companies, Inc., a Florida corporation (the "Company").  Seller and the Company are sometimes individually referred to as a "Party," and collectively as the "Parties." Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement (as defined below).
RECITALS
A. Seller owns 25,000,000 shares of the Company (the "Securities"), which securities are evidenced by stock certificate number 2629-4 (the "Certificate");
B. Each of the Company, Neil Singer, an individual and an Affiliate of Seller ("Singer") and AC Kinetics, Inc., a Delaware limited liability company and an Affiliate of Singer ("ACK") are concurrently entering into that certain Securities Purchase Agreement (the "Purchase Agreement"), whereby Singer will purchase all of the outstanding securities of ACK owned by the Company in exchange for (1) the making by Singer to the order of the Company a promissory note in the initial principal amount of $1,500,000 (the "Note"), provided that following the closing of the transactions contemplated by the Purchase Agreement, Singer shall assign to NLO Holdco, LLC, a Delaware limited liability company and an Affiliate of Singer ("NLO"), and NLO shall assume, all of Singer's rights and obligations under the Note, and NLO shall immediately thereafter assign to ACK NLO, LLC, a Delaware limited liability company and an affiliate of Singer and NLO ("Newco"), and Newco shall assume, all of NLO's rights and obligations under the Note, and (2) the entry by Seller and the Company into this Agreement; and
C. In connection with and as consideration for the entry by the Company, Singer and ACK into the Purchase Agreement, the Parties desire to enter into this Agreement that, among other things, grants to the Company an option to repurchase the Securities subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE 1
 OPTION TO PURCHASE
1.1 Grant of Option and Term.  Subject to the terms hereof and in reliance upon the representations and warranties of the respective Parties contained herein:
(a)
Seller hereby grants to the Company options to repurchase the Securities at a purchase price of $0.01 per share in five (5) increments of 5,000,000 shares (each, an "Option" and collectively the "Options") for $50,000 per Option (the "Exercise Price"), for a total purchase price of $250,000 in the aggregate if all Options are exercised.

(b)
Each Option may be exercised or not by the Company in its sole discretion, by written notice from the Company to Seller (each, an "Exercise Notice").  For the avoidance of doubt, the Company's ability to exercise any Option is not contingent upon the occurrence of any transaction involving Seller and/or any of its Affiliates or any Affiliates of Neil Singer.

(c)
Each unexercised Option shall terminate on the Termination Date (as defined below).  For the avoidance of doubt, the Company may not exercise any Option that has not been exercised before the expiration of the Option Period (as defined below).

(d)	The following terms used in this Agreement shall have the meanings set forth below:
(i)	The "First Exercise Date" means the first date that the Company exercises any Option in accordance with the terms of this Agreement.
(ii)	The "Termination Date" means the earlier of (A) the twelve (12) month anniversary of the First Exercise Date or (B) the thirty-six (36) month anniversary of the Effective Date.
(iii)	The "Option Period" means the period between the Effective Date and the Termination Date.
1.2 Duties Upon Exercise of Option; Option Closing.  If an Option is exercised during the Option Period, then, within five days of receipt of the Exercise Notice, subject to the terms and conditions of this Agreement, the Company will repurchase from Seller, and Seller will sell, transfer, assign, convey and deliver to the Company, free and clear of all Liens (other than any Liens existing under securities Laws), all right, title and interest in, to and under the Securities underlying such Option (the "Applicable Securities"). The total consideration payable by the Company to Seller in consideration for the Applicable Securities shall be the Exercise Price.  The closing of such transaction (each, an "Option Closing") will take place at a location to be mutually agreed between the Parties.  At each Option Closing, (a) the Company shall (i) pay the Exercise Price to Seller; (ii) update the Company's stock ledger to reflect the exercise of such Option and (iii) issue a new stock certificate to the Escrow Agent, on behalf of Seller, reflecting Seller's true and correct ownership in the Company following such Option Closing (each, a "Revised Certificate") and cancel the Certificate or any Revised Certificate, as applicable, upon receipt of such Certificate or Revised Certificate, as applicable, from the Escrow Agent, and (b) the Parties shall instruct the Escrow Agent to (i) surrender the Certificate or any Revised Certificate, as applicable, to the Company for cancellation upon receipt of a Revised Certificate, and (ii) hold the applicable Revised Certificate in Escrow pursuant to Section 4.1.  Upon the final Option Closing, the Parties shall instruct the Escrow Agent to release the Certificate or any Revised Certificate, as applicable, to the Company.  In the event that the Company exercises each Option, upon Seller's receipt of the Exercise Price at the final Option Closing, Seller shall no longer have any rights to the Securities.  For the avoidance of doubt, Seller shall execute and deliver to the Company, or cause to be executed and delivered on behalf of Seller to the Company, such instruments and other documents as the Company may reasonably request in order to implement the transactions contemplated by this Agreement, including all further materials, documents and instruments of conveyance, Transfer or assignment to effect, record or verify the Transfer to, and vesting in the Company of, all right, title and interest in and to the Applicable Securities at each Option Closing, free and clear of Liens (other than Liens existing under Securities Laws), in accordance with the terms of this Agreement.
1.3 Failure to Exercise Option.  This Agreement shall automatically terminate at the end of the Option Period, even if the Company has not exercised each Option, provided that if the Company has exercised an Option in accordance with Section 1.1 hereof, this Agreement shall not terminate until the date that is at least five (5) days following the date of the Exercise Notice with respect to such Option to permit the Parties to consummate the Option Closing in accordance with Section 1.2 hereof.

Notwithstanding the foregoing or anything to the contrary in this Agreement, Section 1.2, this Section 1.3, Section 4.1, Section 4.3 and ARTICLE 5 shall survive the termination of this Agreement.  For the avoidance of doubt, the Company only has the right to exercise the Options during the Option Period.
ARTICLE 2
 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Seller as of the Effective Date as follows:
2.1 Authority, Validity, Effect and No Conflict.
(a)	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Florida.
(b)
The Company has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly approved by all requisite action and this Agreement has been duly executed and delivered by the Company pursuant to all necessary authorization and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors' rights and remedies generally (the "General Enforceability Exceptions").

(c)
Neither the execution of this Agreement by the Company, nor the performance by the Company of its obligations hereunder will (i) violate or conflict with the organizational or governing documents of the Company or any Law, Permit or Order, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any note, deed, mortgage, or other Contract to which the Company is a party or by which any of its assets or properties are bound or (iii) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, its assets or properties.

2.2 Consents.  No Consent is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.
ARTICLE 3
 REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to the Company as of the Effective Date as follows:
3.1 Existence and Good Standing.  Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Florida.
3.2 Authority, Validity, Effect and No Conflict.

(a)
Seller has all requisite authority and full legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly approved by all requisite action and has been duly executed and delivered by Seller pursuant to all necessary authorization and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the General Enforceability Exceptions.

(b)
Neither the execution of this Agreement by Seller, nor the performance by Seller of its obligations hereunder will violate or conflict with the organizational documents of Seller or any Law, Permit or Order or any Contract to which Seller is a party or by which Seller may be bound.

3.3 Consents.  No Consent is required in connection with the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby.
3.4 Securities.  Seller owns the Securities, free and clear of any and all Liens (other than any Liens existing under securities Laws).
ARTICLE 4
 ADDITIONAL AGREEMENTS
4.1 Escrow.
(a)
On the date hereof, the Company and Seller, as applicable, shall deposit, and Escrow Agent hereby acknowledges receipt of, the Certificate and duly executed stock powers in blank with the Escrow Agent, to be held in escrow pending written release by Seller and the Company in accordance with the terms hereof.  Seller and the Company each hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent, and to hold the Certificate (and any Revised Certificate, as instructed by the Parties in accordance with the terms of this Agreement) in escrow pursuant to the terms and conditions set forth herein.  The Escrow Agent shall not release the Certificate or any Revised Certificate except as directed in a writing signed by an authorized representative of each of Seller and the Company directing the Escrow Agent to release the Certificate or such Revised Certificate, as applicable, (i) to the Company at an Option Closing pursuant to Section 1.2 (including for cancellation following receipt of a Revised Certificate in accordance with Section 1.2), or (ii) in the event that not all of the Options are exercised before the expiration of the Option Period, to Seller.  All notices, requests, claims, demands and other communications to the Escrow Agent hereunder shall be in writing in accordance with the procedures set forth in Section 5.6 to the following address: Nason Yeager Gerson White & Lioce, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410, Attn: Michael D. Harris, Esq.  For purposes of this Agreement, "Escrow Agent" means Nason Yeager Gerson White & Lioce, P.A.

(b)
If, at any time, (i) there shall exist any dispute between Seller and the Company with respect to the holding or disposition of all or any portion of the Securities or any other obligations of the Escrow Agent hereunder or (ii) the Escrow Agent is unable to determine, to the Escrow Agent's satisfaction, the proper disposition of all or any portion of the Securities or the Escrow Agent's proper actions with respect to its obligations hereunder, then the Escrow Agent may, in its sole discretion, petition any court of competent jurisdiction (including, for the avoidance of doubt, the Florida Circuit Court in and for Palm Beach County, and if jurisdiction in the Florida Circuit Court shall be unavailable, the federal courts of the U.S. sitting in the State of

Florida, Southern District of Florida, and the Parties consent to such jurisdiction and agree that matters submitted by the Escrow Agent to such courts pursuant to this Section 4.1 may be heard and determined in such courts) for instructions with respect to such dispute or uncertainty, and, to the extent required or permitted by Law, release to such court, for holding and disposition in accordance with the instructions of such court, all or any portion of the Securities, after payment by the Parties to the Escrow Agent of all expenses (including reasonable attorneys' fees and court costs) incurred by the Escrow Agent in connection with the exercise of its rights hereunder.  The Escrow Agent shall have no liability to Seller, the Company or any other person with respect to any such disbursement into court, specifically including any Liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the release of the Securities or any delay in or with respect to any other action required or requested of the Escrow Agent.
(c)
Seller shall retain ownership of the Securities and shall be entitled to exercise any and all voting rights pertaining to the Securities until the Option Closing occurs with respect to such Securities.

4.2 No Transfer of Securities without Entry Into Joinder Agreement.  During the Option Period, Seller shall not Transfer any Securities, and no such attempted Transfer of the Securities shall be deemed completed, until the potential Transferee shall have entered into a Joinder Agreement in the form attached hereto as Exhibit A (the "Joinder Agreement").
4.3 Waiver and Release.
(a)
The Company, on behalf of itself, its Affiliates and each of their respective heirs, administrators, executors, officers, directors, employees, stockholders, partners, managers, members, agents and representatives, and the successors and assigns of each (individually, a "Releasor", collectively, the "Releasors"), FULLY AND FINALLY RELEASES, ACQUITS AND FOREVER DISCHARGES, AND COVENANTS NOT TO SUE, the Seller and its respective Affiliates (and, to the extent they would be liable in respect of their position with the foregoing, each of the present and former officers, directors, stockholders, members, partners, managers, representatives, employees, agents, Affiliates, subsidiaries, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers, personal representatives and attorneys of the foregoing) (the "Released Parties") from or for any and all Actions, Liens, Contracts, offers, Liabilities and compensation of any kind or nature whatsoever, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN, KNOWN OR UNKNOWN, DISCLOSED OR UNDISCLOSED, MATURED OR UNMATURED, FIXED OR CONTINGENT, PAST, PRESENT OR FUTURE, IN LAW OR IN EQUITY ("Released Matters"), which Releasors presently have, have ever had or may hereafter have against the Released Parties arising contemporaneously with or prior to the Effective Date, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Effective Date (including the entry into this Agreement); provided, however, that nothing contained herein operates to release any obligations of Seller or any of its Affiliates or any other Released Party arising under this Agreement. In compliance with any Law which requires a specific release of unknown claims or benefits, the Company acknowledges that this release includes a release of unknown claims (except claims of fraud), and hereby expressly waives and relinquishes any and all such claims, rights or benefits that such may have which are unknown at the effective time of this release. Each Party understands and agrees that if, hereafter, it discovers facts different from or in addition to those that it now knows or believe to be true, that the waivers and releases granted hereby will be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such facts except in the case of claims of fraud.

(b)
The Company further agrees not to institute any Action, and will not cooperate or assist in any such Action, against the Released Parties, or any of them, pursuing any Released Matter released pursuant to Section 4.3(a).

(c)	The Company represents that it has not assigned any Released Matter or potential Released Matter against the Released Parties to any other Person.
(d)	It is understood and agreed that Seller (on behalf of itself and the other Released Parties) does not admit any Liability regarding the matters released hereby.
ARTICLE 5
 MISCELLANEOUS
5.1 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Party without the prior written consent of the other Parties; provided, however, that Seller may assign this Agreement and any or all rights or obligations hereunder to any Affiliate or Affiliates of Seller or any Person or Persons to which Seller or any of its Affiliates sells, transfers, assigns or delegates all or any portion of its business.  Upon any such permitted assignment, the references in this Agreement to Seller shall also apply to any such assignees unless the context otherwise requires.
5.2 Headings.  The headings contained in this Agreement are included for purposes of convenience only and do not affect the meaning or interpretation of this Agreement.
5.3 Integration, Modification and Waiver.  This Agreement, the Purchase Agreement (and the Ancillary Agreements, as defined therein) together with the Exhibits and Schedules delivered hereunder, constitutes the entire agreement between the Parties and their Affiliates with respect to the subject matter hereof and supersedes all prior understandings of the Parties.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.
5.4 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context clearly indicates otherwise: (a) each definition herein includes the singular and the plural, (b) each reference herein to any gender includes the masculine, feminine and neuter where appropriate, (c) the words "include" and "including" and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words "without limitation," (d) the words "hereof," "herein," "hereto," "hereby," "hereunder" and derivative or similar words refer to this Agreement as an entirety and not solely to any particular provision of this Agreement, (e) each reference in this Agreement to a particular Article, Section, Exhibit or Schedule means an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless another agreement is specified, (f) unless otherwise specified, any definition of or reference to any Contract, instrument, document or Law shall be construed as referring to such Contract, instrument, document or Law as it may from time to time be amended, supplemented, renewed, restated or otherwise modified, and (g) all references to "$" or "Dollars" shall mean U.S. Dollars.

5.5 Severability.  If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such provision to such Party or circumstance, the application of such provision to other Parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby.
5.6 Notices.  All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given and delivered (a) when delivered in person, (b) when sent by electronic mail transmission (with read receipt confirmed), (c) one Business Day after having been dispatched by a nationally recognized overnight courier service or (d) upon tender by the U.S. Post Office after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate Party at the following address or facsimile number:
If to Seller:
Involve, LLC
20 Bedford Road
Armonk, New York 10504
Attention: Neil Singer, PhD
Facsimile No.: (914) 816-1221
Email: nsing@ackinetics.com

with a copy to (which will not constitute notice):
Sherman, Wells, Sylvester & Stamelman LLP
210 Park Avenue
Florham Park, New Jersey 07932
Fax: (973) 845-2546
Attention: Andrew J. Stamelman, Esq.
Email: astamelman@shermanwells.com

If to the Company:
Capstone Companies, Inc.
350 Jim Moran Boulevard
Deerfield Beach, Florida  33442
Attention: Stewart Wallach, Aimee Gaudet and Gerry McClinton
Email:swallach@capstoneindustries.com; aimee@capstonecompaniesinc.com; gmcclinton@capstoneindustries.com

Any Party may change its address, electronic mail address or facsimile number for the purposes of this Section 5.6 by giving notice to the other Parties as provided in this Agreement.
5.7 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware without regard to principles of conflicts of law.

5.8 Jurisdiction and Venue.  Each of the Parties acknowledges and agrees that this Agreement involves at least $100,000, and that it has been entered into in express reliance on Section 2708 of the Delaware Code.  Except as otherwise set forth with respect to the Escrow Agent in Section 4.1(b), each of the Parties hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof, in any judicial proceeding brought against any of the Parties in connection with any controversy or claim arising out of or relating to this Agreement, or the breach hereof or thereof (each, a "Proceeding") and agrees that all claims in respect of any such Proceeding may be heard and determined in any such court, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding or other Action except in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper), (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper), and any appellate court from any thereof, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper), and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper).
5.9 Waiver of Jury Trial.  EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
5.10 No Third Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and the Released Parties and their respective successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and the Released Parties and such respective successors and permitted assigns, any legal or equitable right or remedy of any nature whatsoever hereunder.

5.11 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures transmitted by facsimile or electronic mail shall be deemed originals for purposes of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Agreement effective as of the day and year first above written.
CAPSTONE COMPANIES, INC.
a Florida corporation

By: /s/ James G. McClinton
Name: James G. McClinton
Title: C.F.O.

IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Agreement effective as of the day and year first above written.
INVOLVE LLC
A Florida limited liability company

By: /s/ Neil Singer
Name: Neil Singer
Title: Member

IN WITNESS WHEREOF, the Escrow Agent has caused its duly authorized representative to execute this Agreement solely for the purposes of Section 4.1 and ARTICLE 5 effective as of the day and year first above written.
NASON YEAGER GERSON WHITE & LIOCE, P.A.

By: /s/ Michael D Harris
Name: Michael D Harris
Title: Director

EXHIBIT A

FORM OF JOINDER AGREEMENT
Reference is made to that certain Option Agreement dated June 27, 2016 among Capstone Companies, Inc. and Involve LLC (the "Option Agreement").

In accordance with the Option Agreement, and in consideration of the undersigned's receipt of 100 membership interests of the Company, the undersigned agrees that he has read the Option Agreement, and he agrees to become a party to the Option Agreement and agrees to be bound thereby as if an original party thereto.

DATED ______________________, 20___.

Witness	Name:

ACCEPTED:

CAPSTONE COMPANIES, INC.

By:  /s/ James G. McClinton
      Name: James G. McClinton
      Title: C.F.O.